Exhibit 10.7

September 14, 2005

Global Services Partners Acquisition Corp.

9302 Lee Highway, 5th Floor

Fairfax, Virginia 22031

HCFP/Brenner Securities LLC

888 Seventh Avenue, 17th Floor

New York, New York 10106

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned security holder of Global Services Partners Acquisition Corp. (the “Company”), in consideration of HCFP/Brenner Securities LLC’s (“Brenner”) willingness to underwrite an initial public offering of the securities of the Company (the “IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to his Insider Securities (each a “Claim”) and hereby waives any Claim he may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

2. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

3. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation or fees of any kind, including finder’s and consulting fees, prior to, or for services they rendered in order to effectuate, the Business Combination. The undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

4. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

Global Services Partners Acquisition Corp.

HCFP/Brenner Securities LLC

September 14, 2005

5. The undersigned agrees not to sell any of his Insider Securities until the Company’s completion of a Business Combination.

6. The undersigned agrees to be an advisor to the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Brenner is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as an advisor to the Board of Directors of the Company.

8. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Brenner and its legal representatives or agents (including any investigative search firm retained by Brenner) any information they may have about the undersigned’s background and finances (“Information”). Neither Brenner nor its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and securityholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares

Global Services Partners Acquisition Corp.

HCFP/Brenner Securities LLC

September 14, 2005

of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; and (iv) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the shares of Class B common stock issued in the Company’s IPO as contemplated by the Company’s prospectus relating to the IPO.

Saurabh Srivastava

/s/ SAURABH SRIVASTAVA
Signature

Exhibit A

Saurabh Srivastava has served as a Senior Advisor to us since August 2005. Since 1998, Mr. Srivastava has been the Chairman of the Board of Xansa India Pvt. Ltd., an international business process and IT services company. Since 1998, Mr. Srivastava also has been a Director of Xansa plc, a London Stock Exchange listed (a UK FTSE 250 company) provider of international business processes and IT services. In 1989, Mr. Srivastava founded IIS Infotech Limited, a software services and consulting company, and served as that company’s Chairman of the Board from its inception until it was acquired by Xansa in 1998. In 1988, Mr. Srivastava co-founded the National Association of Software Services Companies (NASSCOM), India’s software industry association, for which he served as Chairman from 1997 to 1998 and as Chairman Emeritus from 1999 to the present. Since April 2002, Mr. Srivastava has been a member of the Venture Capital Committee of the Securities and Exchange Board of India. Since 2000, Mr. Srivastava has been Chairman of the Indian Venture Capital Association, an organization of venture capital funds in India, whose mission is to facilitate growth of venture capital and private equity in India. From 2000 until September 2002, Mr. Srivastava was also a member of the Screening Committee, OTCEI (Over-the-Counter Exchange of India). Since 1999, he has been a founder and Chairman of Infinity, India’s first angel venture capital fund. Mr. Srivastava has also been a member of the Investment Committee of the Indian Government’s National Venture Capital Fund since October 2002. From 1997 to 1998, Mr. Srivastava was Chairman of the Information Technology Committee of FICCI (Federation of Indian Chambers of Commerce and Industry). Mr. Srivastava received a B.Tech. from the Indian Institute of Technology in Kanpur, India, and an M.S. from Harvard University.